Exhibit 4.5

THE DEBENTURES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER STATE.  THE DEBENTURES CANNOT BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION OR QUALIFICATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS THEN AVAILABLE.

MEDICOR LTD.
FORM OF CONVERTIBLE DEBENTURE

DEBENTURE #:	DATE OF ISSUANCE:

#

PRINCIPAL AMOUNT:

$

FOR VALUE RECEIVED, the undersigned, MEDICOR LTD., a Delaware corporation (the “Company”) promises to pay to the order of                                  (the “Holder”), as defined in the MediCor Convertible Debenture Agreement dated as of the Date of Issuance set forth above between the Company and the Holder and hereby incorporated herein by this reference (the “Agreement”), or order, at Holder’s address as designated on the signature page of the Agreement, or at such other address as the Holder designates, the entire outstanding principal amount of this Convertible Debenture or to issue to the Holder the Debenture Shares at the Conversion Price, at the Holder’s option on the Conversion Date, all as defined in Section 1 of the Agreement.

1.             PAYMENTS AND INTEREST.         The outstanding principal amount of this Convertible Debenture shall bear interest at a rate of Eight Percent (8%) per annum, for as long as the Convertible Debenture is outstanding. Interest shall be paid to the Holder by the Company on a quarterly basis, payable within thirty (30) days from the end of each calendar quarter. If the Holder converts this Convertible Debenture into the Debenture Shares or elects to have the outstanding principal amount of this Convertible Debenture repaid to the Holder as described in Section 2 of the Agreement, the Company will pay any accrued and unpaid interest, pro-rated to the Conversion date on the basis of a 365 day year, due the Holder and no further interest past the Conversion Date will be due to the Holder by the Company. This Convertible Debenture is payable only by the either: (i) the payment to the Holder by the Company of the outstanding principal amount of this Convertible

Debenture; or (ii) by the issuance by the Company of the Debenture Shares, with the exception of any fractional shares which may be issuable hereunder, which will be paid in cash by the Company.

2.             SECURITY.           This Convertible Debenture is an unsecured obligation of the Company.

3.             SEVERABILITY.                 If any provision of this Convertible Debenture is invalid by operation of any law or interpretation placed thereon by any court, this Convertible Debenture shall be construed as not containing such provision and all other provisions of this Convertible Debenture which are otherwise lawful shall remain in full force and effect, and to this end the provisions of this Convertible Debenture are declared to be severable.

4.             GOVERNING LAW.           THIS CONVERTIBLE DEBENTURE AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  EACH PARTY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE COURTS SITTING IN THE STATE OF DELAWARE AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER DELAWARE LAW.

5.             ASSIGNMENT.    With respect to any offer, sale or other disposition of this Convertible Debenture, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice, the Company shall notify such Holder whether such Holder may sell or otherwise dispose of this Convertible Debenture, all in accordance with the terms of the notice delivered to the Company.

6.             FORBEARANCE NOT A WAIVER.                No delay or omission on the part of the Holder in exercising any rights under this Convertible Debenture or under the Agreement as defined herein, on default by the Company, shall operate as a waiver of such right or of any other right under this Convertible Debenture, for the same default or any other default.

7.             MANNER OF NOTIFICATION.       Any notice or surrender to the Company provided for in this Convertible Debenture shall be given by personal delivery or by mailing such notice or making such surrender by first class or certified mail, return receipt requested, addressed to the Company at the property address stated below, or to such other address as the Company may designate for such purpose by written notice to the Holder.  Any notice to the Holder shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, to the Holder at the address stated on the signature page of the Agreement, or at such other address as may have been designated the Holder by written notice to the Company.  Mailed notices shall be deemed delivered and received on the delivery date as shown on the postal return receipt or the receipt furnished by an independent courier service, and any notices transmitted by confirmed facsimile transmission will be deemed delivered and received as of the date of the transmission.

8.             CONVERSION RIGHTS OF HOLDER.         In the sole discretion of the Holder, not more than twenty (20) business days nor less than ten (10) business days prior to the first anniversary of the Date of Issuance set forth above and thereafter prior to the 18-month, 24-month, 30-month and 36-month anniversary of the date hereof, the Holder may elect to: (a) have the entire outstanding principal amount of the Convertible Debenture repaid to the Holder, along with any accrued and unpaid interest thereon; (b) covert the entire outstanding principal amount of the Convertible Debenture into the Debenture Shares at the Conversion Price as defined in Section 1 of the Agreement; or (c) continue to hold this Convertible Debenture until the third anniversary of the Date of Issuance set forth above (the “Maturity Date”). If the Holder does not so notify the Company of Holder’s election prior to any Conversion Date, as defined in Section 1 of the Agreement, then the Company will continue to record this Convertible Debenture as outstanding. In the sole discretion of the Holder, not more than twenty (20) business days nor less than ten (10) business days prior to the Maturity Date as defined above, the Holder may elect to: (a) have the entire outstanding principal amount of the Convertible Debenture repaid to the Holder, along with any accrued and unpaid interest thereon; or (b) covert the entire outstanding principal amount of the Convertible Debenture into the Debenture Shares at the Conversion Price as defined in Section 1 of the Agreement. If the Holder does not so notify the Company prior to the Maturity Date, the Convertible Debenture will automatically convert into the Debenture Shares at the Conversion Price and, upon such conversion, any and all obligations of the Company to the Holder hereunder shall be satisfied.

8.1          Conversion Procedure; Notice of Conversion.              Before the Holder shall be entitled to convert this Convertible Debenture into the Debenture Shares, the Holder shall surrender this Convertible Debenture to the Company at the address of the Company provided for such purpose pursuant to Section 7 and shall give written notice by mail, postage prepaid, to the Company, of the election to convert the same, all as described in the Agreement and in Section 8 hereof. The Company shall, as soon as practicable thereafter, issue and deliver to the Holder pursuant to Section 8.2 a certificate or certificates for the Debenture Shares to which the Holder shall be entitled as aforesaid (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), including a check payable to the Holder for any cash amounts payable as described in Section 8.2. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date as defined in Section 1 of the Agreement, and the Holder shall be treated for all purposes as the record holder or holders of such shares of the Common Stock as of such date.

8.2          Mechanics and Effect of Conversion.               No fractional shares of the Common Stock shall be issued upon conversion of this Convertible Debenture. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Convertible Debenture, the Company shall pay to the Holder the amount of outstanding principal that is not so converted because of a fractional share, such payment to be in the form as provided below. Upon the conversion of this Convertible Debenture pursuant to Section 8, the Holder shall surrender this Debenture, duly endorsed, at the Company’s address provided for such purpose pursuant to Section 7. At is expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder by mail a certificate or certificates for the number of whole shares of the Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company). Upon conversion of this Convertible Debenture or repayment of the entire principal amount of this Convertible Debenture to the Holder, the Company shall be forever released from all of its obligations and liabilities under this Convertible Debenture.

9.             HEADING; REFERENCES.                All headings used herein are used for convenience only and shall not be used to construe or interpret this Convertible Debenture. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

THE COMPANY:
MEDICOR LTD. a Delaware Corporation

By:

Its:

Address for Notices:
4560 South Decatur Blvd. Suite 300
Las Vegas, NV. 89103

NOTICE OF CONVERSION

(To be signed only upon Conversion of Debenture)

TO:	MEDICOR LTD.
4560 South Decatur Blvd. Suite 300
Las Vegas, NV. 89103

The undersigned, the Holder of the foregoing Convertible Debenture, hereby surrenders such Convertible Debenture for conversion into shares of the Common Stock of MEDICOR LTD., a Delaware Corporation, to the extent of the entire outstanding principal amount of the Convertible Debenture, and requests that the certificates for such shares be issued in the name of, and delivered to :

whose address is:

Dated:

Signed:

(Signature must conform in all respects to the name of the Holder as specified on the face of the Debenture)

Address: